As filed with the Securities and Exchange Commission on August 15, 2006

Registration Nos. 33-38831, 33-40506, 33-53052, 33-53158, 33-63603, 33-82524, 333-07089, 333-07101,
333-07103, 333-07095, 333-11787, 333-11795, 333-31213 and 333-31233, 333-47372, 333-60441,
333-60443, 333-60445, 333-92713, 333-72530, 333-101212, 333-110492, 333-118062 and 333-130221
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENTS
UNDER
THE SECURITIES ACT OF 1933
LASERSCOPE
(Exact Name of Registrant as Specified in Its Charter)

California	3070 Orchard Drive San Jose, California 95143-2011 (408) 943-0636	77-0049527

(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

1984 Stock Option Plan	1995 Directors’ Stock Option Plan
1984 Stock Purchase Plan	1998 Engineering Stock Incentive Plan
1989 Employee Stock Purchase Plan	1999 Directors’ Stock Option Plan
1990 Director’s Stock Option Plan	1999 Employee Stock Purchase Plan
1994 Stock Option Plan	1999 Retention Stock Option Plan
1995 Replacement Option Plan	2004 Stock Option Plan
(Full Titles of the Plans)

Carmen L. Diersen	Copy to:
Executive Vice President and
Chief Financial Officer	Thomas A. Letscher and Michael J. Kolar
American Medical Systems	Oppenheimer Wolff & Donnelly LLP
10700 Bren Road West	45 South Seventh Street, Suite 3300
Minnetonka, Minnesota 55343	Minneapolis, Minnesota 55402
(Name and Address of Agent For Service)

(952) 930-6000
(Telephone Number, Including Area Code, of Agent For Service)

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
     Laserscope, a California corporation (the “Registrant”), files this Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) and hereby deregisters all shares of common stock of the Registrant, no par value per share (“Common Stock”), unissued under each of the following Registration Statements on Form S-8, File Nos.: 33-38831, 33-40506, 33-53052, 33-53158, 33-63603, 33-82524, 333-07089, 333-07101, 333-07103, 333-07095, 333-11787, 333-11795, 333-31213 and 333-31233, 333-47372, 333-60441, 333-60443, 333-60445, 333-92713, 333-72530, 333-101212, 333-110492, 333-118062 and 333-130221.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on August 9, 2006.

LASERSCOPE
/s/ Carmen L. Diersen
Carmen L. Diersen
Chief Financial Officer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments No. 1 to the registration statements reflected on the cover page of this filing have been signed by the following persons in the capacities indicated on August 9, 2006.

/s/ Martin J. Emerson
Martin J. Emerson
Director, President and Chief Executive Officer (Director and Principal Executive Officer)

/s/ Carmen L. Diersen
Carmen L. Diersen
Director, Chief Financial Officer and Secretary (Director, Principal Financial Officer, and Principal Accounting Officer)